Exhibit 10.1

Galera Therapeutics, Inc.

Employment, Confidentiality, Noncompete and Invention Rights Agreement

This Employment, Confidentiality, Noncompete and Invention Rights Agreement (“Agreement”) is made and entered into as of October 7, 2021 by and between Galera Therapeutics, Inc., a Delaware corporation (the “Company”), and Mark Bachleda (“Employee”).

Recitals

A.
Effective as of the date Employee commences employment with the Company, which is expected to be October 8, 2021 or another date mutually agreed on by Employee and the Company (in any case, the “Effective Date”), Company desires to benefit from the services of Employee, and Employee desires to render such services, on the terms and conditions set forth in this Agreement.
B.
Company is engaged in, among other things, the business of developing superoxide dismutase mimetics for the treatment and prevention of various diseases, including cancer and the serious side effects associated with current cancer therapies as well as other agents to treat cancer and the serious side effects associated with current cancer therapies.
C.
Company shall expend a great deal of time, money and effort to develop and maintain its proprietary Confidential Information (as defined below).
D.
The success of Company depends to a substantial extent upon the protection of its Confidential Information and goodwill by all of its employees. Employee recognizes and acknowledges that Employee’s position with Company will provide Employee with access to Confidential Information.
E.
Company compensates its employees to, among other things, develop and preserve goodwill with its customers, landlords, suppliers and partners on Company’s behalf and business information for Company’s ownership and use.
F.
If Employee were to leave Company, Company, in all fairness, would need certain protections in order to prevent competitors of Company from gaining an unfair competitive advantage over Company or diverting goodwill from Company, or to prevent Employee from misusing or misappropriating the Confidential Information.

Agreements

NOW, THEREFORE, in consideration of the Employee’s employment and compensation by the Company and the recitals, mutual covenants and agreements hereinafter set forth, Employee and Company agree as follows:

Section 1.
Employment Services.
1.1
Effective as of the Effective Date, Employee shall be employed by Company upon the terms and conditions hereinafter set forth. Employee shall report directly to the Chief

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Exhibit 10.1

Executive Officer of the Company and shall provide services to Company as Chief Commercial Officer. Employee’s duties will include those duties and responsibilities customarily associated with such position and such other duties and responsibilities as are reasonably requested by the Chief Executive Officer to fulfill the duties of this position.
1.2
Employee agrees that throughout Employee’s employment with Company, Employee will (a) faithfully render such services as may be assigned to Employee by Company, (b) devote Employee’s full working time to the Company using Employee’s good faith efforts, ability, skill and attention to Company’s business, and (c) follow and act in accordance with all of the rules, policies and procedures of Company, including those outlined in any Employee Handbook that the Company may adopt and revise from time to time (the “Employee Handbook”).
Section 2.
Term of Employment. Employee’s employment with the Company pursuant to this Agreement will begin on the Effective Date and shall continue indefinitely until terminated by the Company or by the Employee at any time, with or without cause, subject to the provisions of Section 4 below.
Section 3.
Compensation.
3.1
During the term of this Agreement, Employee shall be entitled to the following:
(a)
A base salary of $475,000 per year, subject to review and adjustment as determined by the Board of Directors of the Company or an authorized committee thereof (in either case, the “Board”), to be paid according to the Company’s regular payroll practices (such base salary as it may be adjusted from time to time, the “Base Salary”);
(b)
An opportunity to earn an annual performance-based bonus targeted at 40% of Base Salary (the “Target Bonus”) based upon achievement of objectives for the applicable year as determined by the Board (the “Bonus”). The payment of any Bonus is subject to Employee’s continued employment by the Company on the last day of the calendar year to which the Bonus relates and will be made in accordance with the Company’s annual performance-based bonus program, but not later than March 15 of the calendar year following the calendar year in which such Bonus is earned;
(c)
Employee shall receive a relocation payment in the amount of $350,000 (such payment, the “Relocation Payment”), less applicable withholdings, on January 31, 2022, subject to Employee’s continued employment with the Company through such date. Notwithstanding the foregoing, (x) if Employee fails to relocate Employee’s primary residence to within 35 miles of the Company’s corporate offices in Malvern, Pennsylvania by August 15, 2022 (a “Failure to Relocate”), or Employee is terminated for “good cause” (as defined below) or resigns other than for “good reason” (as defined below), in either case, within twelve (12) months following the Effective Date, Employee will repay the 100% of the gross amount of the Relocation Payment to the Company, or (y) if Employee is terminated for “good cause” or resigns other than for “good reason”, in either case, between twelve

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Exhibit 10.1

(12) and twenty-four (24) months following the Effective Date, Employee will repay 50% of the gross amount of the Relocation Payment to the Company. Any such repayment shall be made within 30 days of such termination. The Company will be entitled (but not required) to deduct the amount of any such repayment obligation from any after-tax amounts otherwise payable to Employee by the Company or any of its affiliates;
(d)
Subject to the approval of the Board, as soon as practicable after the Effective Date, an option (the “Option”) to purchase 200,000 shares of the Company’s common stock with an exercise price per share equal to the fair market value per share of the Company’s common stock as of the date of grant, as determined under the Company’s 2019 Incentive Award Plan (the “Plan”). The Option will be subject to the terms and conditions of the Plan and a separate stock option award agreement and will vest over a four year period with 25% vesting on the first anniversary of the Effective Date and the remaining 75% vesting in 36 substantially equal monthly instalments thereafter, so long as Employee continues to be employed by the Company.
3.2
Employee will be eligible to participate in all benefit plans of the Company generally available to employees of the Company as in effect from time to time, in accordance with and subject to the terms thereof.
3.3
Employee shall be entitled to paid vacation and paid sick leave in accordance with the Company’s policies as set forth in the Employee Handbook or otherwise in effect from time to time.
3.4
All compensation payable by Company to Employee under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect thereto.
3.5
Upon Employee’s submission of proper substantiation, the Company shall reimburse Employee for all reasonable business expenses and travel expenses actually and necessarily paid or incurred by Employee in the course of and pursuant to the business of the Company, in accordance with the Company’s policies. No expenses incurred after the Employee’s termination of employment with the Company shall be subject to reimbursement under this Section 3.5.
3.6
The Company shall use commercially reasonable efforts to acquire and ensure that Employee shall be covered (for both liability and representation) at all times as an “Officer” or “Executive Officer” or the equivalent thereof under, one or more reasonable and customary directors and officers insurance policies, which shall be applicable to the Company and any subsequent renewals, extensions or replacements thereof, in each case as approved by the Board and to the same extent as other similarly situated officers of the Company.

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Exhibit 10.1

Section 4.
Termination of Employment.
4.1
This Agreement and Employee’s employment may be terminated under the following circumstances:
(a)
Automatically upon the death of Employee.
(b)
By the Company in the event Employee, by reason of physical or mental disability, shall with reasonable accommodation be unable to perform a material portion of the services required of Employee hereunder for a continuous ninety (90) day period. In the event of a disagreement concerning the existence of any such disability, the matter shall be resolved by a disinterested licensed physician chosen by Company or its insurers with approval by Employee.
(c)
By the Company for “good cause,” which for the purposes of this Agreement shall mean: (i) the Employee’s refusal to substantially satisfy the material responsibilities and objectives reasonably assigned to Employee by the Company (other than due to a physical or mental disability); (ii) a material breach by Employee of this Agreement or any other agreement between Employee and the Company; (iii) Employee’s commission of a felony or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their respective customers or suppliers; (iv) behavior by Employee constituting sexual harassment, unlawful discrimination or similar behavior; (v) Employee’s material breach of any confidentiality or non-compete obligations; (vi) conduct by Employee that tends to bring the Company, or any of its affiliates, into public disgrace or disrepute; (vii) Employee’s gross negligence or willful misconduct with respect to the Company or any of its affiliates; or (viii) a Failure to Relocate. In order for Employee’s termination to be considered to be for good cause pursuant to clauses (i) or (ii) above, the Company must notify the Employee of the existence of good cause within ninety (90) days of the initial existence of the condition alleged to give rise to good cause and provide the Employee with a period of thirty (30) days in which to remedy the condition. In the event the Employee remedies the condition within such thirty (30) day period, “good cause” shall not be deemed to exist with respect to such condition.
(d)
By the Employee for “good reason,” which for the purposes of this Agreement shall mean: (i) a failure by Company to comply with the material terms of this Agreement; (ii) any requirement by Company that Employee perform any act which is illegal; (iii) any material reduction in Employee’s Base Salary which is not consented to by Employee, except in connection with across-the-board salary reductions based on the Company’s financial condition or performance similarly affecting all or substantially all senior management employees of the Company; or (iv) any material reduction in Employee’s responsibilities, positions, duties or authority which is not consented to by Employee and which occurs within twelve (12) months after a Change in Control (as defined below). In order for Employee’s termination to be considered to be for good reason, the Employee must (x) notify

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Exhibit 10.1

the Company of the existence of good reason within ninety (90) days of the initial existence of the condition alleged to give rise to good reason, (y) provide the Company with a period of thirty (30) days in which to remedy the condition and (z) after the Company fails to timely remedy the condition, terminate the Employee’s employment within sixty (60) days following expiration of such thirty (30) day period. In the event the Company remedies the condition within such thirty (30) day period, “good reason” shall not be deemed to exist.
(e)
By the Company without “good cause” or by the Employee for any other reason other than “good reason” or for no reason.
4.2
Any termination of Employee’s employment by the Company or by Employee under this Section 4 (other than termination pursuant to Section 4.1(a)) shall be communicated by a written notice to the other party hereto (i) indicating the specific termination provision in this Agreement relied upon, (ii) setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment under the provision so indicated, if applicable, and (iii) specifying a Date of Termination (as defined below) which, if submitted by Employee, shall be at least thirty (30) days following the date of such notice (a “Notice of Termination”); provided, however, that in the event that Employee delivers a Notice of Termination to the Company, the Company may, in its sole discretion, change the Date of Termination to any date that occurs following the date of Company’s receipt of such Notice of Termination and is prior to the date specified in such Notice of Termination, but the termination will still be considered a resignation by Employee. A Notice of Termination submitted by the Company may provide for a Date of Termination on the date Employee receives the Notice of Termination, or any date thereafter elected by the Company. The failure by either party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of “good cause” or “good reason” shall not waive any right of the party hereunder or preclude the party from asserting such fact or circumstance in enforcing the party’s rights hereunder. For purposes of this Agreement, “Date of Termination” means (A) if Employee’s employment is terminated by Employee’s death, the date of Employee’s death; or (B) if Employee’s employment is terminated pursuant to Sections 4.1(b) – (e), either the date indicated in the Notice of Termination or the date specified by the Company pursuant this Section, whichever is earlier.
4.3
Upon the Date of Termination, all rights and obligations of the parties hereunder shall cease except that termination of employment pursuant to this Section 4 or otherwise shall not terminate or otherwise affect the rights and obligations of the parties pursuant to Section 4 through Section 14, Section 17, Section 19, Section 20 or Section 22.
4.4
If, on the Date of Termination, Employee is a member of the Board or any governing body of the Company or any of its subsidiaries, or holds any other offices or positions with the Company or its subsidiaries, Employee shall be deemed to have resigned from all such directorships, offices and positions as of the Date of Termination.

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Exhibit 10.1

4.5
Employee’s right to payment and benefits from the Company under this Agreement for periods after the Date of Termination shall be limited to the following provisions of this Section 4.5:
(a)
Following termination of Employee’s employment for any reason, Company shall pay to Employee:
(i)
in accordance with Company’s usual payroll practices, the Base Salary earned up to and including the Date of Termination, but not yet paid;
(ii)
any Bonus awarded for the calendar year prior to the calendar year in which the Date of Termination occurs, determined in accordance with Section 3.1(b), but unpaid as of the Date of Termination, which Bonus shall be paid when such amounts would have otherwise been paid pursuant to Section 3.1(b);
(iii)
in accordance with Company’s usual payroll practices, payment for unused vacation days accrued up to and including the Date of Termination in accordance with Company policy;
(iv)
in accordance with Company’s policy and regular business practice, payment for all reasonable, customary and documented business expenses incurred up to and including the Date of Termination; and
(v)
any other payments or benefits to be provided to Employee by Company pursuant to any employee benefit plans or arrangements adopted by Company, to the extent such amounts are due from Company, which amounts shall be payable in accordance with the terms and conditions of such plans or arrangements.
(b)
Subject to Sections 4.5(c) and (d) below and Employee’s continued compliance with Sections 5, 6, 8 and 9, if the Company terminates Employee’s employment for reasons other than death (Section 4.1(a)), physical or mental disability (Section 4.1(b)), or “good cause” (Section 4.1(c)) or if the Employee terminates Employee’s employment as a result of circumstances constituting “good reason” (Section 4.1(d)), then, in addition to the amounts payable in accordance with Section 4.5(a), Employee shall receive the following:
(i)
a cash severance payment equal to 9 months (the “Severance Period”) of Employee’s Base Salary as in effect on the Date of Termination. Such severance shall be paid in equal installments over the Severance Period according to the Company’s regular payroll practices, with the first installment payment (which will include any installment payments that would have otherwise been earlier made) occurring on the first regular payroll date immediately following the date the Release (as defined below) becomes effective and irrevocable; however, if the period for submitting the Release, which shall not extend beyond sixty (60) days following Employee’s Date of Termination, spans two calendar years, payment of the

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Exhibit 10.1

cash severance under this paragraph (b)(i) shall not commence before the first regular payroll period of the second calendar year; and
(ii)
if Employee timely elects to receive continued health coverage under any Company group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then, during the period commencing on the Date of Termination and ending upon the earliest of (X) the last day of the Severance Period, (Y) the date that Employee is no longer eligible for COBRA or (Z) the date Employee becomes eligible to receive health coverage from a subsequent employer (and Employee agrees to promptly notify the Company of such eligibility), the Company shall pay, or reimburse Employee for, a percentage of the applicable monthly premium for such continuation coverage equal to the same percentage contributed by the Company towards the Employee’s health plan coverage in effect immediately prior to the Date of Termination. Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or incurring an excise tax, the Company may alter the manner in which health coverage is provided to Employee after the Date of Termination so long as such alteration does not increase the after-tax cost or materially diminish the level of such benefits to Employee.
(c)
Subject to Section 4.5(d) below and Employee’s continued compliance with Sections 5, 6, 8 and 9, in lieu of the payments and benefits set forth in Section 4.5(b), if the Company terminates Employee’s employment for reasons other than death (Section 4.1(a)), physical or mental disability (Section 4.1(b)), or “good cause” (Section 4.1(c)) or if the Employee terminates Employee’s employment as a result of circumstances constituting “good reason” (Section 4.1(d)), in any case, on or within 12 months following the date of a Change in Control, then, in addition to the amounts payable in accordance with Section 4.5(a), Employee shall receive the following:
(i)
a cash severance payment equal to the sum of (A) 12 months (the “CIC Severance Period”) of Employee’s Base Salary as in effect on the Date of Termination, plus (B) 1 times the Target Bonus. Such severance shall be paid in equal installments over the CIC Severance Period according to the Company’s regular payroll practices, with the first installment payment (which will include any installment payments that would have otherwise been earlier made) occurring on the first regular payroll date immediately following the date the Release becomes effective and irrevocable; however, if the period for submitting the Release, which shall not extend beyond sixty (60) days following Employee’s Date of Termination, spans two calendar years, payment of the cash severance under this paragraph (c)(i) shall not commence before the first regular payroll period of the second calendar year;

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Exhibit 10.1

(ii)
the benefits set forth in Section 4.5(b)(ii), provided that the Severance Period will mean the CIC Severance Period; and
(iii)
all unvested equity or equity-based awards held by Employee under any Company equity compensation plans that vest solely based on the passage of time shall immediately become 100% vested (for the avoidance of doubt, with any such awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement).
(d)
In no event shall Employee be entitled to receive any amounts, rights, or benefits under Section 4.5(b) or Section 4.5(c) unless Employee executes, timely delivers to the Company and does not revoke a release of claims against Company in substantially the form attached hereto as Exhibit A (the “Release”).
(e)
For purposes of this Agreement, “Change in Control” shall have the meaning set forth on Exhibit B.
Section 5.
Confidential Information.
5.1
Both during the period of Employee’s employment with the Company (the “Employment Period”) and following termination of employment, Employee agrees to keep secret and confidential, and not to use or disclose to any third parties, except as directly required for Employee to perform Employee’s employment responsibilities for Company, any of Company’s proprietary Confidential Information.
5.2
Employee acknowledges and confirms that certain data and other information (whether in human or machine readable form) that comes into Employee’s possession or knowledge (whether before or after the date of this Agreement) and that was obtained from Company, or obtained by Employee for or on behalf of Company (“Confidential Information”) is the secret, confidential property of Company or its affiliates. This Confidential Information includes, but is not limited to: (a) lists or other identification of customers or prospective customers of Company or its affiliates (and key individuals employed by or engaged by such parties); (b) lists or other identification of sources or prospective sources of Company’s or its affiliates’ products or components thereof, its landlords and prospective landlords and its current and prospective alliance, marketing and media partners (and key individuals employed or engaged by such parties); (c) all compilations of information, correspondence, designs, drawings, files, compounds, formulae, lists, machines, maps, methods, models, notes or other writings, plans, records, regulatory compliance procedures, protocols, reports, schematics, specialized or technical data, source code, object code, documentation, and software used in connection with the discovery, development, manufacture, fabrication, assembly, use, marketing and sale of Company’s or its affiliates’ products; (d) financial, sales and marketing data relating to Company, its affiliates or to the industry or other areas pertaining to Company’s activities and contemplated activities (including, without limitation, licensing, leasing, manufacturing, transportation, distribution and sales costs and non-public pricing information); (e) chemical compositions, equipment, materials, designs, procedures, processes, and techniques used in, or related to, the development, manufacture, assembly, fabrication or

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Exhibit 10.1

other production and quality control of Company’s or its affiliates’ products; (f) Company’s or its affiliates’ relations with its past, current and prospective licensees, licensors, customers, suppliers, landlords, alliance, marketing and media partners and the nature and type of products or services rendered to, received from or developed with such parties or prospective parties; (g) Company’s or its affiliates’ relations with its employees (including, without limitation, salaries, job classifications and skill levels); and (h) any other information designated by Company or its affiliates to be confidential, secret and/or proprietary (including without limitation, non-public information provided by licensees, licensors, customers, suppliers and alliance partners of Company or its affiliates). Notwithstanding the foregoing, the term Confidential Information shall not include: (i) any data or other information which has been made publicly available or otherwise placed in the public domain other than by Employee in violation of this Agreement; (ii) information that Employee already knew prior to commencement of Employee’s employment (or other service relationship, if any, that commenced prior to employment) with the Company, other than by disclosure to Employee by the Company; (iii) information that Employee lawfully receives from someone outside the Company or its affiliates who is not obligated to keep the information confidential; or (iv) information that is explicitly approved in writing for release by the Chief Executive Officer.
5.3
During the Employment Period, Employee will not copy, reproduce or otherwise duplicate, record, abstract, summarize or otherwise use, any papers, records, reports, studies, computer printouts, equipment, tools or other property owned by Company except (i) as expressly permitted by Company in writing or (ii) as required for the proper performance of Employee’s duties on behalf of Company. Employee will promptly notify Company if Employee is legally compelled to disclose any Confidential Information by the order of any court or governmental investigative or judicial agency pursuant to proceedings over which such court or agency has jurisdiction.
Section 6.
Restrictions. Employee recognizes that (i) Company will spend substantial money, time and effort in developing and solidifying its relationships with its customers, suppliers, landlords and alliance partners and in developing its Confidential Information; (ii) long-term customer, landlord, supplier and partner relationships often can be difficult to develop and require a significant investment of time, effort and expense; (iii) Company has paid its employees to, among other things, develop and preserve business information, customer, landlord, vendor and partner goodwill, customer, landlord, vendor and partner loyalty and customer, landlord, vendor and partner contacts for and on behalf of Company; and (iv) Company is hereby agreeing to employ Employee based upon Employee’s assurances and promises not to divert good will of customers, landlords, suppliers or partners of Company, either individually or on a combined basis, or to put Employee in a position following Employee’s employment with Company in which the confidentiality of Company’s Confidential Information might somehow be compromised. Accordingly, Employee agrees that, regardless of how Employee’s termination occurs and regardless of whether it is with or without cause, Employee will not, directly or indirectly (whether as owner, partner, consultant, employee, or otherwise) anywhere in the United States:
(a)
during the Employment Period and for twelve (12) months immediately following the Date of Termination, provide any labor, services, expertise, advice or assistance to, or have an interest in, any person or entity engaged in, or planning to engage in,

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Exhibit 10.1

discovery, development, manufacture, marketing or sales of (i) any products or potential products for the treatment or prevention of mucositis, (ii) any products or potential products primarily for the treatment or prevention of any fibrosis indication for which the Company has products or potential products under development during the Employment Period, (iii) superoxide dismutase or superoxide dismutase mimetics for the treatment and prevention of various diseases, including cancer and the serious side effects associated with current cancer therapies, or (iv) other agents which have the same mechanism of action or molecular target as those under development by the Company during the Employment Period or during the Employment Period, provide any labor, services, expertise, advice or assistance to, or have an interest in, any person or entity engaged in, or planning to engage in, any other business in which the Company may engage during the Employment Period (together, the “Restricted Activity”), including, without limitation, Employee providing labor, service, expertise, advice or assistance to any investment fund or other investment entity for the purpose of evaluating and/or making an investment in any company engaged or planning to engage in the Restricted Activity; and
(b)
during the Employment Period and for twelve (12) months immediately following the Date of Termination, induce or solicit or attempt to induce or solicit any (i) employee, consultant, partner or advisor of Company to accept employment or an affiliation or (ii) distributor, supplier, representative or agent of the Company to terminate or modify its relationship with the Company;

provided that, nothing in this Section 6 shall prohibit Employee from: (x) investing in stocks, bonds, or other securities in any business if such stocks, bonds, or other securities are listed on any United States securities exchange or are publicly traded in an over the counter market, and such investment does not exceed, in the case of any capital stock of any one issuer, two percent (2%) of the issued and outstanding capital stock, or in the case of bonds or other securities, two percent (2%) of the aggregate principal amount thereof issued and outstanding, (y) indirectly investing in securities in any corporation or other business entity by virtue of Employee’s passive investment (with no ability to manage or direct investments) in a venture capital limited liability partnership or private equity fund or any other similar venture, private equity or seed capital firm, or (z) participating in activities as specifically consented to in writing by the Board that would otherwise be Restricted Activities.

Section 7.
Acknowledgment Regarding Restrictions.
7.1
Employee recognizes and agrees that the restraints contained in Section 6 (both separately and in total), are reasonable and enforceable in view of Company’s legitimate interests in protecting its Confidential Information and customer goodwill and the limited scope of the restrictions in Section 6.
7.2
Employee acknowledges that nothing contained herein shall prohibit Employee from (a) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of

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Exhibit 10.1

applicable law or regulation and/or (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Employee hereby acknowledges that Company has provided Employee with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of Confidential Information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose the Confidential Information to Employee’s attorney and use the Confidential Information in the court proceeding, if Employee files any document containing the Confidential Information under seal, and does not disclose the Confidential Information, except pursuant to court order.
Section 8.
Inventions.
8.1
Any and all ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets, compounds, formulas, recipes, mixtures, processes and the like (including any modifications thereto) (each an “Invention” and collectively, “Inventions”), which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Employee, whether individually or otherwise, during the Employment Period, whether or not during working hours, that (i) result from work performed for the Company, (ii) use the Company’s Confidential Information or other proprietary materials or (iii) directly relate to discovery, development, manufacture, use or commercialization of (w) any products or product candidates for the treatment or prevention of mucositis, esophagitis, fibrosis or other radiation-related toxicities, (x) any products or potential product for any radiation-related indication for which the Company has or had products or potential products under development during the Employment Period, (y) superoxide dismutase or superoxide dismutase mimetics, including for the treatment and prevention of various diseases, including cancer and the serious side effects associated with current cancer therapies, or (z) other agents which have similar chemistry, mechanism of action or molecular target as those under development by the Company during the Employment Period shall be the sole and exclusive property of Company, and Employee hereby assigns, and to the extent not assignable at present, agrees to assign to Company, and Company shall own, any and all right, title and interest to such Inventions, provided that any ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks,

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Exhibit 10.1

improvements, trade secrets, compounds, formulas, recipes, mixtures, processes and the like (including any modifications thereto) that would be Inventions except (a) that no equipment, supplies, facility, or confidential or proprietary information of the Company was used and (b) which do not directly relate to discovery, development, manufacture, use or commercialization of superoxide dismutase or superoxide dismutase mimetics, or of other agents which have similar chemistry, mechanism of action or molecular target as those under development by the Company during the Employment Period, shall not be considered Inventions.
8.2
Employee shall promptly make a complete written disclosure to Company of any Invention, when and as it arises, is conceived or is reduced to practice, specifically pointing out the features or concepts that Employee believes to be new or different. Employee shall give Company and its attorneys all reasonable assistance in connection with the preparation and prosecution of any patent applications filed in connection with any such Invention. Company shall have the right to name Employee as inventor in any patent application where applicable. Whenever requested to do so by Company, at Company’s expense, Employee agrees to execute any and all applications, assignments or other instruments which Company deems necessary and/or desirable to protect such interests. Furthermore, Employee hereby agrees to execute, acknowledge and deliver, from time to time as may be requested by Company, any and all documents and take such other action as Company believes, in its sole discretion, to be necessary to: (a) protect, register, and/or otherwise vest Company’s right, title and interest in and to the Inventions; (b) make a record with any and all government agencies, authorities, courts, tribunals, or third parties of the fact that Company owns all right, title and interest in and to the Inventions; and (c) make such a record that Employee has no right, title or interest, of any kind or nature, in or to the Inventions. Employee further agrees that Employee’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.
8.3
If Company is unable for any reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to Company as above, then Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in its name, place and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Notwithstanding the occurrence of a breach by Company of any legal duty or obligation imposed by any contract (including this Agreement), by the law of torts (including simple or gross negligence, strict liability or willful misconduct), or by federal or state laws, rules, regulations, orders, standards or ordinances, during the term of this Agreement, Employee shall have no right to revoke or restrict in any manner or to any degree whatsoever, through injunctive relief or otherwise, the rights granted to Company under this Agreement, it being understood and agreed that each such breach shall be compensable, if at all, by a remedy at law.

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Exhibit 10.1

8.4
Employee acknowledges that as part of Employee’s work for Company Employee may be asked to create, or contribute to the creation of, computer programs, documentation or other copyrightable works. Employee hereby agrees that any and all computer programs, documentation and other copyrightable materials that Employee has prepared or worked on for Company, or is asked to prepare or work on by Company, shall be treated as and shall be a “work made for hire,” for the exclusive ownership and benefit of Company according to the copyright laws of the United States, including, but not limited to, Sections 101 and 201 of Title 17 of the U.S. Code (“U.S.C.”) as well as according to similar foreign laws. Company shall have the exclusive right to register the copyrights in all such works in its name as the owner and author of such works and shall have the exclusive rights conveyed under 17 U.S.C. §§106 and 106A, including, but not limited to, the right to make all uses of the works in which attribution or integrity rights may be implicated. Without in any way limiting the foregoing, to the extent the works are not treated as works made for hire under any applicable law, Employee hereby irrevocably assigns, transfers and conveys to Company and its successors and assigns any and all right, title and interest that Employee may now or in the future have in or to the copyrightable works, including, but not limited to, all ownership, U.S. and foreign copyrights, all treaty, convention, statutory and common law rights under the law of any U.S. or foreign jurisdiction, the right to sue for past, present and future infringement and moral, attribution and integrity rights. Employee hereby expressly and forever irrevocably waives any and all rights Employee has arising under 17 U.S.C. §106A, rights that may arise under any federal, state or foreign law that conveys rights that are similar in nature to those conveyed under 17 U.S.C. §106, and any other type of moral right or droit moral.
Section 9.
Company Property. Employee acknowledges that any and all notes, records, sketches, computer diskettes, training materials and other documents relating to Company obtained by or provided to Employee, or otherwise made, produced or compiled during the Employment Period, regardless of the type of medium in which they are preserved, are the sole and exclusive property of Company and shall be surrendered to Company upon Employee’s termination of employment and on demand at any time by Company.
Section 10.
Non-Waiver of Rights. Company’s or Employee’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company or Employee thereafter to enforce each and every provision in accordance with the terms of this Agreement.
Section 11.
Right to Injunctive Relief. In the event of a breach or threatened breach of any rights, duties or obligations under the terms and provisions of Section 5 “Confidential Information”, Section 6 “Restrictions”, Section 8 “Inventions”, or Section 9 “Company Property”, either Company or Employee shall be entitled, in addition to any other legal or equitable remedies the party may have in connection therewith (including any right to damages that the party may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. The parties hereby expressly acknowledge that the harm which might result to the Employee or to the Company’s business as a result of any noncompliance with any of the provisions of Section 5, Section 6, Section 8 or Section 9 might be largely irreparable. The parties

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Exhibit 10.1

specifically agree that if there is a question as to the enforceability of any of the provisions of Section 5, Section 6, Section 8 or Section 9 the parties will not engage in any conduct inconsistent with or contrary to such sections until after the question has been resolved by a final judgment of a court of competent jurisdiction. Employee and Company agree that the running of the periods set forth in Section 6 shall be tolled during any period of time in which Employee violates that section.
Section 12.
Judicial Enforcement. If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provisions in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this Section 12 is reasonable in view of the parties’ respective interests.
Section 13.
Employee Representations. Employee represents that the execution and delivery of the Agreement and Employee’s employment with Company do not violate any previous or existing employment agreement or other contractual obligation of Employee. Employee agrees that Employee will not, during Employee’s employment with the Company, bring onto Company premises or improperly use or disclose any confidential or proprietary information or trade secrets of any former or other employer or third party for whom Employee has been engaged to provide services without the explicit written consent of such employer or third party. If, at any time during Employee’s employment with the Company, Employee is (a) requested by the Company to perform work which Employee believes may cause Employee to violate a duty Employee has to a third party or (b) requested by a third party to perform work which Employee believes may cause Employee to violate a duty Employee has to the Company, Employee will immediately inform the Company (subject to any confidentiality obligations Employee may have to such third party and the Company) so that an assessment of the situation may be made.
Section 14.
Right to Recover Costs and Fees. In any action to enforce, or arising out of, this Agreement, the prevailing party shall be entitled to be awarded allowable costs and reasonable attorney’s fees incurred.
Section 15.
Amendments; Entire Agreement. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement is intended as the complete, final and exclusive agreement between the parties regarding Employee’s terms of employment, Confidential Information, ownership of and assignment of Inventions, and dispute resolution, and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, relating to the subject matter hereof, including without limitation, the letter regarding Employee’s offer of employment dated as of September 29, 2021.
Section 16.
Assignments. This Agreement shall be freely assignable by Company to and shall inure to the benefit of, and be binding upon, Company, its successors and assigns and/or any other entity which shall succeed to the business conducted by Company. Being a contract for

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Exhibit 10.1

personal services, Employee cannot assign or transfer any of Employee’s obligations under this Agreement.
Section 17.
Choice of Forum and Governing Law. In light of Company’s substantial contacts with the State of Delaware, the parties’ interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, the parties agree that: (a) subject to Section 22, any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted in the state courts of New Castle County, Delaware or district court for the District of Delaware; and (b) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard for any conflict of law principles.
Section 18.
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when: (i) delivered personally to the recipient; (ii) sent to the recipient by reputable express courier service (charges prepaid); (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid; or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Eastern Time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Company:

Galera Therapeutics, Inc.

2 W Liberty Blvd #100

Malvern, Pennsylvania 19355

Attention: Chief Executive Officer

If to Employee: to the last address Company has in its personnel records for Employee or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, directed to the other party at the address set forth above, and service so made shall be completed when received.

Section 19.
Application of Specific Tax Provisions. Notwithstanding any other provisions of this Agreement or any Company equity plan or agreement, in the event that Company determines in good faith that any payment or benefit received or to be received by Employee pursuant to this Agreement or otherwise (all such payments and benefits, including, without limitation, salary and bonus payments, being hereinafter called the “Total Payments”) would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of being considered “contingent on a change in ownership or control” of Company within the meaning of Section 280G of the Code, then such Total Payments shall be reduced to the minimum extent necessary so that the Total Payments will

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Exhibit 10.1

be less than three times Employee’s “base amount” (as defined in Section 280G(b)(3) of the Code), but only if the amount of such reduction would be less than 100% of the Excise Taxes on such Total Payments. The reduction, if any, of the Total Payments shall apply as follows, unless otherwise agreed and such agreement is in compliance with Section 409A of the Code, (i) first, any cash severance payments due under the Agreement shall be reduced, with the last such payment due first forfeited and reduced, and sequentially thereafter working from the next last payment, and (ii) second, any acceleration of vesting of any equity shall be disregarded beginning with the most recent equity award and each prior award thereafter in chronological order based on each award grant date. All determinations regarding the application of this Section 19 shall be made by an accounting firm or consulting group selected by the Company with experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax (the “Independent Advisors”). The costs of obtaining such determination and all related fees and expenses (including related fees and expenses incurred in any later audit) shall be borne by the Company. In the event it is later determined that a greater reduction in the Total Payments should have been made to implement the objective and intent of this Section 19, the excess amount shall be returned promptly by Employee to the Company.
Section 20.
Compliance with Code Section 409A.
20.1
This Agreement and the payments and benefits hereunder are intended to comply with, or qualify for exemption from, the requirements of Section 409A of the Code (including the Treasury Regulations and other administrative guidance promulgated thereunder) (“Section 409A”), and this Agreement shall be interpreted in a manner consistent with such intent.
20.2
Notwithstanding anything herein to the contrary, if at the time of Employee’s termination of employment Employee is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) to the extent necessary to comply with the requirements of Section 409A until the Company’s first regular payroll date that is more than six months following Employee’s termination of employment with Company (or the earliest date as is permitted under Section 409A). Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Employee (or Employee’s estate or beneficiaries), and any remaining payments due to Employee under this Agreement shall be paid as otherwise provided herein.
20.3
If any other payments or benefits due to Employee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or benefits shall be deferred if deferral will make such payments or provision of benefits compliant under Section 409A or such payments or benefits shall be restructured, to the extent possible, in a manner, determined by the Company and Employee, that does not cause such an accelerated or additional tax.

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Exhibit 10.1

20.4
Notwithstanding anything to the contrary herein, to the extent required by Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean a “separation from service” within the meaning of Section 409A.
20.5
For purposes of Section 409A, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A. Notwithstanding anything to the contrary in this Agreement, all taxable reimbursements provided under this Agreement that are subject to Section 409A shall be made in accordance with the requirements of Section 409A. The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year. Reimbursement of an eligible expense shall be made in accordance with the Company’s policies and practices and as otherwise provided herein, provided, that, in no event shall reimbursement be made after the last day of the year following the year in which the expense was incurred. The right to reimbursement is not subject to liquidation or exchange for another benefit. Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.
Section 21.
Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections.
Section 22.
Mutual Arbitration. Except as specifically excluded in Section 22.1, arbitration shall be the sole and exclusive remedy for any dispute, claim, or controversy of any kind or nature (a “Claim”) arising out of, relating to, or connected with Employee’s employment relationship with the Company, or the termination of Employee’s employment relationship with the Company. This Agreement applies to any Claim Employee may have against the Company, any parent, subsidiary, or affiliated entity of the Company, or their respective directors, officers, general or limited partners, employees or agents. It also applies to any Claim the Company, or any parent, subsidiary or affiliated entity of the Company may have against Employee. Excepting only claims excluded in Section 22.1, this Agreement specifically includes (without limitation) all claims under or relating to any federal, state or local law, whether based on tort, contract, statute, regulation, equitable law or otherwise, including claims for discrimination, harassment or retaliation based on race, color, religion, national origin, sex, sexual orientation, age, disability or any other condition or characteristic protected by law; demotion, discipline, termination or other adverse action in violation of any contract, law or public policy; entitlement to wages or other economic compensation; and any claim for personal, emotional, physical, economic or other injury. To the maximum extent permitted by law, Employee hereby waives any right to bring on behalf of persons other than Employee, or to otherwise participate with other persons in, any class or collective action, subject to Section 22.1, below.
22.1
This Agreement does not apply to any claims by Employee: (a) for workers’ compensation benefits; (b) for unemployment insurance benefits; (c) under a benefit plan where the plan specifies a separate arbitration procedure; (d) under a collective bargaining agreement

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Exhibit 10.1

containing a separate grievance and arbitration procedure; or (e) filed with an administrative agency which are not legally subject to arbitration under this Agreement. Further, this Section 22 does not preclude the bringing of an action for injunctive relief or specific performance or before a court as contemplated by Section 11.
22.2
Any arbitration will be under the Federal Arbitration Act and administered by Judicial Arbitration & Mediation Services, Inc., pursuant to its Employment Arbitration Rules & Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/. The arbitrator shall have the power to decide any motions brought by any party to the arbitration, including but not limited to motions for summary judgment and/or adjudication, and motions to dismiss and demurrers, applying the standards set forth under applicable law. The arbitrator shall issue a written decision on the merits. The arbitrator shall have the power to award any remedies available under applicable law, and the arbitrator shall award attorneys, fees and costs to the prevailing party, where provided by applicable law. The decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. The Company shall bear all fees and costs unique to the arbitration forum (e.g., filing fees, transcript costs and arbitrator’s fees). The parties shall be responsible for their own attorneys’ fees and costs, except that the arbitrator shall have the authority to award attorneys’ fees and costs to the prevailing party in accordance with the applicable law governing the dispute. Any arbitration hereunder shall be confidential and neither any party nor the arbitrator shall disclose the existence, contents or results of such process without the prior written consent of all parties to this Agreement, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding.

PLEASE NOTE: BY SIGNING THIS AGREEMENT, EMPLOYEE IS HEREBY CERTIFYING THAT EMPLOYEE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS EMPLOYEE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EMPLOYEE’S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

[Signature Page Follows]

|US-DOCS\126919683.2||

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Employment, Confidentiality, Noncompete and Invention Rights Agreement to be executed as of the day and year first above written.

/s/ Mark Bachleda

Mark Bachleda

Galera Therapeutics, Inc.

By: /s/ J. Mel Sorensen

Name: J. Mel Sorensen, M.D.

Title: President and Chief Executive Officer

|US-DOCS\126919683.2||

Exhibit 10.1

Exhibit A

GENERAL RELEASE

I, ________________, in consideration of the obligations of Galera Therapeutics, Inc., a Delaware corporation (the “Company”), under that certain Employment, Confidentiality, Noncompete and Invention Rights Agreement, dated as of _____ 20__ (the “Agreement”), do hereby release and forever discharge, as of the date hereof, the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct and indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.
I understand that any payments or benefits paid or granted to me under Section 4.5(b) or Section 4.5(c) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4.5(b) or Section 4.5(c) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of my employment with the Company.
2.
Except as provided in Section 4 and Section 5 below and except for the provisions of the Agreement that expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date I execute this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Employee Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses,

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Exhibit 10.1

including attorneys’ fees incurred in these matters) (all of the foregoing are collectively referred to herein as the “Claims”).
3.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by Section 2 above.
4.
This General Release does not release claims that cannot be released as a matter of law, including, but not limited to, my right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, my right to file a charge with or participate in a charge, investigation or proceeding by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that my release of claims herein bars me from recovering monetary or other individual relief from the Company or any Released Parties in connection with any charge, investigation or proceeding, or any related complaint or lawsuit, filed by me or by anyone else on my behalf before the federal Equal Employment Opportunity Commission or a comparable state or local agency), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of my employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates, my rights or remedies in connection with my ownership of vested equity securities of the Company, my right to indemnification by the Company or any of its affiliates pursuant to contract or applicable law, and my rights under applicable law.
5.
I further agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
6.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on

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Exhibit 10.1

my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Section 2 above as of the execution of this General Release.
7.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
8.
I agree that I will forfeit all amounts payable by the Company pursuant to Section 4.5(b) or Section 4.5(c) of the Agreement if I challenge the validity of this General Release; provided that this forfeiture shall not apply with respect to challenges regarding the validity of any waiver or release under the Age Discrimination in Employment Act of 1967. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to Section 4.5(b) or Section 4.5(c) of the Agreement.
9.
I agree not to criticize, denigrate or otherwise disparage the Company, its past and present investors, officers, directors or employees or its affiliates, provided, that nothing in this Section 9 shall limit my response to questions on any and all such subjects from the Company’s Chief Executive Officer, members of its board of directors, its legal counsel or my own legal counsel, or as otherwise required by law. I further agree to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.
10.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any action or inaction by the Company or by any Released Party after the date hereof.
11.
I recognize and agree that the restraints contained in Sections 5 – 9 of the Agreement (both separately and in total) are reasonable and enforceable and I agree to abide by the terms of those sections.
12.
Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or its validity and enforceability in any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

|US-DOCS\126919683.2||

Exhibit 10.1

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.
I HAVE READ IT CAREFULLY;
2.
I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
3.
I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
4.
I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
5.
I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT, AND ANY CHANGES MADE SINCE SUCH DATE WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;
6.
I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
7.
I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
8.
I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:

Mark Bachleda

|US-DOCS\126919683.2||

Exhibit 10.1

Exhibit B

For purposes of the Agreement, “Change in Control” means and includes each of the following:

(a)
A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Board member(s) (other than a Board member designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially

B-1

|US-DOCS\126919683.2||

Exhibit 10.1

owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any amount that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such amount shall only constitute a Change in Control for purposes of the payment timing of such amount if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

* * * * *

B-2

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Exhibit 10.1

Galera Therapeutics, Inc.

AMENDMENT NO. 1 TO

Employment, Confidentiality, Noncompete and Invention Rights Agreement

This Amendment No. 1 (the “Amendment”) by and between Galera Therapeutics, Inc., a Delaware corporation (the “Company”), and Mark Bachleda (“Employee”) to the Employment, Confidentiality, Noncompete and Invention Rights Agreement (“Agreement”), made and entered into as of October 7, 2021, is made and entered into as of January 31, 2022.

Recitals

G.
The Company and Employee mutually desire to amend the terms of the Agreement as set forth below.

Agreements

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Employee and Company agree as follows:

1.
Section 3.1(c) of the Agreement shall be deleted and replaced with the following:

“(c) Employee shall receive a relocation payment in the amount of $350,000 (such payment, the “Relocation Payment”), less applicable withholdings, within thirty (30) days following Employee’s relocation of his primary residence to within 35 miles of the Company’s corporate offices in Malvern, Pennsylvania, subject to Employee’s continued employment with the Company through such date. Notwithstanding the foregoing, (x) if Employee fails to relocate Employee’s primary residence to within 35 miles of the Company’s corporate offices in Malvern, Pennsylvania by August 15, 2022 (a “Failure to Relocate”), or Employee is terminated for “good cause” (as defined below) or resigns other than for “good reason” (as defined below), in either case, within twelve (12) months following the Effective Date, Employee will repay the 100% of the gross amount of the Relocation Payment to the Company, or (y) if Employee is terminated for “good cause” or resigns other than for “good reason”, in either case, between twelve (12) and twenty-four (24) months following the Effective Date, Employee will repay 50% of the gross amount of the Relocation Payment to the Company. Any such repayment shall be made within 30 days of such termination. The Company will be entitled (but not required) to deduct the amount of any such repayment obligation from any after-tax amounts otherwise payable to Employee by the Company or any of its affiliates;”

2.
All other terms and conditions of the Agreement remain unchanged and in full force and effect.

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Exhibit 10.1

PLEASE NOTE: BY SIGNING THIS AMENDMENT, EMPLOYEE IS HEREBY CERTIFYING THAT EMPLOYEE (A) HAS RECEIVED A COPY OF THIS AMENDMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AMENDMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AMENDMENT TO ASK ANY QUESTIONS EMPLOYEE HAS ABOUT THE AMENDMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EMPLOYEE’S RIGHTS AND OBLIGATIONS UNDER THE AMENDMENT.

[Signature Page Follows]

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

/s/ Mark Bachleda

Mark Bachleda

Galera Therapeutics, Inc.

By: /s/ J. Mel Sorensen

Name: J. Mel Sorensen, M.D.

Title: President and Chief Executive Officer

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Exhibit 10.1

Galera Therapeutics, Inc.

AMENDMENT NO. 2 TO

Employment, Confidentiality, Noncompete and Invention Rights Agreement

This Amendment No. 2 (the “Amendment”) by and between Galera Therapeutics, Inc., a Delaware corporation (the “Company”), and Mark Bachleda (“Employee”) to the Employment, Confidentiality, Noncompete and Invention Rights Agreement (“Agreement”), made and entered into as of October 7, 2021, as amended pursuant to Amendment No. 1 made and entered into as of January 31, 2022 (the “Agreement”) is made and entered into as of September 19, 2022.

Recitals

H.
The Company and Employee mutually desire to further amend the terms of the Agreement as set forth below.

Agreements

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Employee and Company agree as follows:

3.
Section 3.1(c) of the Agreement shall be deleted in its entirety, and Section 3.1(d) of the Agreement shall be renumbered to be Section 3.1(c).

4.
Section 4.1(c) of the Agreement shall be deleted and replaced with the following:

“(c) By the Company for “good cause,” which for the purposes of this Agreement shall mean: (i) the Employee’s refusal to substantially satisfy the material responsibilities and objectives reasonably assigned to Employee by the Company (other than due to a physical or mental disability); (ii) a material breach by Employee of this Agreement or any other agreement between Employee and the Company; (iii) Employee’s commission of a felony or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their respective customers or suppliers; (iv) behavior by Employee constituting sexual harassment, unlawful discrimination or similar behavior; (v) Employee’s material breach of any confidentiality or non-compete obligations; (vi) conduct by Employee that tends to bring the Company, or any of its affiliates, into public disgrace or disrepute; or (vii) Employee’s gross negligence or willful misconduct with respect to the Company or any of its affiliates. In order for Employee’s termination to be considered to be for good cause pursuant to clauses (i) or (ii) above, the Company must notify the Employee of the existence of good cause within ninety (90) days of the initial existence of the condition alleged to give rise to good cause and provide the Employee with a period of thirty (30) days in which to remedy the condition. In the event the Employee remedies the condition within such thirty (30) day period, “good cause” shall not be deemed to exist with respect to such condition.”

6

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Exhibit 10.1

5.
All other terms and conditions of the Agreement remain unchanged and in full force and effect.

PLEASE NOTE: BY SIGNING THIS AMENDMENT, EMPLOYEE IS HEREBY CERTIFYING THAT EMPLOYEE (A) HAS RECEIVED A COPY OF THIS AMENDMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AMENDMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AMENDMENT TO ASK ANY QUESTIONS EMPLOYEE HAS ABOUT THE AMENDMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EMPLOYEE’S RIGHTS AND OBLIGATIONS UNDER THE AMENDMENT.

[Signature Page Follows]

7

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

/s/ Mark Bachleda

Mark Bachleda

Galera Therapeutics, Inc.

By: /s/ J. Mel Sorensen

Name: J. Mel Sorensen, M.D.

Title: President and Chief Executive Officer

B-1

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